FMS FINANCIAL CORPORATION


For Immediate Release
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September 28, 2005

For Further Information Contact:
--------------------------------

Craig W. Yates, President


FMS FINANCIAL REPORTS STOCK REPURCHASE PLAN OF UP TO 200,000

Burlington, New Jersey (September 28, 2005) - FMS Financial Corporation, (NASDAQ
Symbol: "FMCO"), the holding company for Farmers & Mechanics Bank, announced today that the Board of Directors has authorized the repurchase of up to 200,000 shares of common stock in the open market from time to time. The timing of shares repurchased will depend on a number of factors including without limitation price, corporate and regulatory requirements and market conditions. As of September 28, 2005 the Company has 6,502,960 shares of common stock outstanding. The stock repurchase program does not have an expiration date and may be limited or terminated without any prior notice.

Craig W. Yates, President of the Company, stated, "We believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the Company and our stockholders."

FMS Financial Corporation is the holding company for Farmers & Mechanics Bank, which operates forty-one (41) banking offices in Burlington, Camden, and Mercer Counties, New Jersey.